REGISTRATION NO. 33-____________
_________________________________________________________________________

                    SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D.C.  20549

                                 FORM S-8
                          REGISTRATION STATEMENT
                     UNDER THE SECURITIES ACT OF 1933

                           COMPUDYNE CORPORATION
           ______________________________________________________
           (Exact name of registrant as specified in its charter)

Pennsylvania                                                   23-1408659
_______________________________                    ______________________
(State or other jurisdiction of                          (I.R.S. employer
incorporation or organization)                     identification number)

120 Union Street
Willimantic, Connecticut                                            06226
________________________________________           ______________________
(Address of Principal Executive Offices)                       (Zip Code)


                         COMPUDYNE CORPORATION
           1986 STOCK INCENTIVE COMPENSATION PLAN BENEFIT PLAN
                        ________________________
                        (Full Title of the Plan)

                       Martin Roenigk, President
                       CompuDyne Corporation
                       120 Union Street
                       Willimantic, CT 06226
               _______________________________________
               (Name and address of agent for service)

                         (203) 456-0200
       _____________________________________________________________
       (telephone number, including area code, of agent for service)

                CALCULATION OF REGISTRATION FEE

_________________________________________________________________________

                               Proposed
                               Maximum      Proposed
Title of                       Aggregate    Maximum          Amount of
Securities to   Amount to be   Price        Aggregate        Registration
be Registered   Registered     per Share*   Offering Price*  Fee
_____________   ____________   __________   ______________   ____________

Common Stock,
par value
$.75 per        100,000
share           shares         $1.625        $162,500        $100.00

_________________________________________________________________________

*    Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act of 1933 based on the average of the bid and asked prices of the Common Stock reported on the over the counter market on December 18, 1995, which was $1.625 per share, as quoted on the over OTC Bulletin
Board.
                  _____________________________________

     This registration statement shall become effective in accordance with the provisions of Section 8(a) of the Securities Act of 1933 and Rule 462 promulgated thereunder.


                               PART I

          INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

     The information required by Items 1 and 2 is not required to be filed as part of this Registration Statement.


                               PART II

          INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed by CompuDyne Corporation (the
"Company") with the Securities and Exchange Commission are incorporated by reference in this Registration Statement:

     (1)  the latest annual report of the Company filed pursuant to
Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933 (the "Securities Act") that contains audited financial statements for the Company's latest fiscal year for which such statements have been filed;

     (2) all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report or prospectus referred to in (1) above.

     (3) the description of the Company's Common Stock, par value $0.75 per share, contained in a registration statement filed under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be a part thereof from the date of filing of such documents.


ITEM 4.  DESCRIPTION OF SECURITIES.

     Not applicable.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS BY THE REGISTRANT.

     Pursuant to the Company's bylaws, and consistent with the Pennsylvania statutes, any Director or officer (or former Director or officer) of the Company who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including an action by or in the right of the corporation), or who otherwise becomes involved in any legal proceedings (even though not formally a party), by reason, at least in part, of the fact that he is or was a director or officer of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent (hereinafter "Representative") of another corporation, partnership, joint venture, trust or other enterprise (hereinafter "Enterprise") is entitled to indemnity from the Company for all expenses (including attorney's fees), judgments, fines, penalties, costs, amounts paid in settlement and other payments, actually and reasonably incurred in connection with such threatened, pending or completed action, suit or proceeding. The indemnity, however, applies only if the director or officer acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. If a Director or officer, or a former Director or officer, is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding not only in his capacity as a shareholder or in any other capacity, and there is not a convenient way to separate out expenses incurred in such separate capacities, all of such expenses will be indemnified against by the Company. Additionally, the Board of Directors of the Company may, in its discretion, provide such indemnification for other persons who incur the above-described costs by reason of the fact that they are or were employees or agents of the Company as a Representative of another Enterprise.

     These provisions are subject, generally, to the detailed provisions of Title 15 of the Pennsylvania Consolidated Statutes, Sections 1741 through 1750. In particular, a director, officer, employee or agent of the Company is entitled to indemnification to the extent he is successful on the merits or otherwise in defense of the above-mentioned actions or proceedings.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.


ITEM 8.  EXHIBITS.

     No.

 4.1 Certificate of Incorporation of CompuDyne Corporation (incorporated by reference to Exhibits 3(A) through 3(E) of CompuDyne Corporation Annual Report on Form 10-K for the period ending December 31, 1994).

 4.2  By-Laws of CompuDyne Corporation (incorporated by reference to
Exhibit 3(F) of CompuDyne Corporation Annual Report on Form 10-K for the period ending December 31, 1994).

 5. Opinion of Connolly Epstein Chicco Foxman Engelmeyer & Ewing, dated November 10, 1995, as to the legality of the original issuance of Common Stock offered under this Registration Statement.

23.1  Consent of Coopers & Lybrand L.L.P., dated December 22, 1995.

23.2 Consent Connolly Epstein Chicco Forman Engelmeyer & Ewing of (incorporated by reference to Exhibit 5 of this Registration Statement).

23.3  Consent of Harper & Whitfield, P.C., dated November 2, 1995.

99. CompuDyne Corporation 1986 Stock Incentive Compensation Plan Benefit Plan adopted by its Board of Directors on November 26, 1986.


ITEM 9.  UNDERTAKINGS.

  (1) The undersigned small business issuer registrant hereby undertakes:

       (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

           (ii) To reflect in the prospectus any facts or events which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) of the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

         (iii) To include any additional or changed material information on the plan of distribution; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is incorporated by reference from periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Exchange Act.

       (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (2) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

  (3) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
















                                 SIGNATURES
                                 __________

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Willimantic, State of Connecticut, on the 11th day of December, 1995.

                                      COMPUDYNE CORPORATION
                                      (Registrant)

                                          /s/ Martin Roenigk
                                      By_____________________________
                                          Martin Roenigk
                                          Its duly authorized President
                                          and Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURES                             TITLE                 DATE
___________________________    ____________________     _____________

/s/ Martin Roenigk             President, Chief
___________________________    Executive Officer,
Martin Roenigk                 Director                 December 11, 1995

/s/ Elaine Chen
___________________________    Principal Financial
Elaine Chen                    Officer and Controller   December 11, 1955

/s/ Millard H. Pryor, Jr.
___________________________
Millard H. Pryor, Jr.          Director                 December 11, 1995

/s/ David Clark, Jr.
___________________________
David Clark, Jr.               Director                 December 11, 1995

/s/ Marjorie Morrissey
___________________________
Marjorie Morrissey             Director                 December 11, 1995

/s/ Philip Blackmon
___________________________
Philip Blackmon                Director                 December 11, 1995

/s/ Alan Markowitz
___________________________
Alan Markowitz                 Director                 December 11, 1995






                          EXHIBIT INDEX
                          _____________

  4.1  Certificate of Incorporation of CompuDyne Corporation
(incorporated by reference to Exhibits 3(A) through 3(E) of CompuDyne Corporation Annual Report on Form 10-K for the period ending December 31,
1994).

  4.2  By-Laws of CompuDyne Corporation (incorporated by reference to
Exhibit 3(F) of CompuDyne Corporation Annual Report on Form 10-K for the period ending December 31, 1994).

  5. Opinion of Connolly Epstein Chicco Foxman Engelmeyer & Ewing, dated November 10, 1995, as to the legality of the original issuance of Common Stock offered under this Registration Statement.

 23.1  Consent of Coopers & Lybrand L.L.P., dated December 22, 1995.

 23.2 Consent Connolly Epstein Chicco Forman Engelmeyer & Ewing of (incorporated by reference to Exhibit 5 of this Registration Statement).

 23.3  Consent of Harper & Whitfield, P.C., dated November 2, 1995.

 99. CompuDyne Corporation 1986 Stock Incentive Compensation Plan Benefit Plan adopted by its Board of Directors on November 26, 1986.